UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K/A

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Introductory Note

On November 3, 2016, Glu Mobile Inc. (“Glu”) filed a Current Report on Form 8‑K (the “Original Form 8-K”) to disclose, among other things, the fact that Glu , through Comet Transfer Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Glu (“Sub”), acquired shares (the “Shares”) representing approximately 80.6% of the issued and outstanding voting power of Crowdstar Inc., a Delaware corporation (“Crowdstar”).  Sub acquired the Shares pursuant to a Stock Transfer Agreement (the “Transfer Agreement”) by and among Glu, Sub, Time Warner Inc. (“Time”), Intel Capital Corporation (“Intel”) and certain other stockholders of Crowdstar (the “Share Purchase”).  Crowdstar, which is based in Burlingame, California, employs approximately 90 people and develops fashion and home decor genre games for mobile devices.

The Original Form 8-K reported matters under Items 1.01, 2.01, 2.02, 5.02 and 9.01 of Form 8-K.  This Form 8-K/A is being filed to amend the Original Form 8-K to include additional matters under Item 2.01.  This amendment does not modify or update any of the information or disclosures in the Original Form 8-K except to the extent set forth herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Glu is filing this amendment on Form 8-K/A to report that, as of December 6, 2016, it has acquired the remainder of Crowdstar in a two-step process, and now has 100% ownership. In the first step, certain stockholders of Crowdstar (the “Drag Holders”) tendered their shares to Sub pursuant to the terms of the Transfer Agreement in accordance with the drag-along provisions specified in a voting agreement by and among Crowdstar, Time, Intel, and the Drag Holders.  In the second step, Sub was merged with and into Crowdstar through a short-form merger under the laws of the State of Delaware, with Crowdstar continuing as the surviving entity and as a wholly-owned subsidiary of Glu (the “Merger”).  Glu expects that once it completes payment to all former stockholders of Crowdstar pursuant to the Merger, it will have paid an aggregate of approximately $45.5 million, pursuant to the Share Purchase (including the purchase of the Drag Holders) and the Merger, to acquire 100% ownership of Crowdstar.

The above description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transfer Agreement, which is filed as Exhibit 2.01 to the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: December 12, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel